UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2017 (December 22, 2017)

CAESARS ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-10410	62-1411755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Caesars Palace Drive, Las Vegas, Nevada 89109

(Address of Principal Executive Offices)(Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Harrah’s Las Vegas Real Estate Sale and Leaseback

On December 22, 2017, certain subsidiaries of Caesars Entertainment Corporation (“CEC” and, together with such subsidiaries, the “Company”) and certain subsidiaries of VICI Properties Inc. (“VICI Properties” and, together with such subsidiaries, “VICI”) completed the sale by the Company of the real estate assets of Harrah’s Las Vegas, LLC, a Nevada limited liability company (“HLV” and, the real estate assets of HLV, the “HLV Property”), to VICI pursuant to a purchase and sale agreement, dated as of November 29, 2017 (the “Harrah’s Purchase Agreement”), by and between HLV and VICI, for approximately $1.14 billion in cash proceeds.

As part of the HLV Property sale and leaseback transaction, HLV entered into an amended and restated lease, dated as of December 22, 2017, with VICI (the “HLV Lease”). The HLV Lease has an initial 15 year term, and HLV has four consecutive options to extend the HLV Lease for five-year renewal terms. Caesars Resort Collection, LLC (“CRC”) entered into a guaranty of HLV’s obligations under the HLV Lease pursuant to an assumption agreement, dated as of December 22, 2017 (the “CRC Guaranty”).

The HLV Lease provides for a fixed base rent for each of the first seven years of the HLV Lease term equal to $87.4 million (subject to escalation as described below). In the eighth year of the HLV Lease, rent will be split into an 80% fixed base rent component and a 20% variable rent component, which will be adjusted periodically from time to time. For the 8th lease year the fixed base rent component will equal 80% of the fixed base rent for the 7th lease year (subject to escalation as described below), and for the 9th through 10th lease year, the fixed base rent component will equal the fixed base rent component for the previous lease year, subject to escalation as described below. For the 8th through 10th lease years the variable rent component will equal 20% of the fixed base rent for the 7th lease year plus 4% of the positive or negative difference of (a) the HLV Property’s net revenue for the fiscal year that ends immediately before the end of the 7th lease year (the “First VRP Net Revenue Amount”) minus (b) $356,900,000. For the 11th lease year, fixed base rent will equal 80% of the sum of the fixed base rent for the 10th lease year and variable rent for the 10th lease year (as such sum is adjusted by escalation as described below), and for the 12th through 15th lease years, the fixed base rent component will equal the fixed base rent component for the previous lease year, subject to escalation as described below. For the 11th through 15th lease years the variable rent component will equal 20% of the sum of the fixed base rent for the 10th lease year and the variable rent for the 10th lease year plus 4% of the positive or negative difference of (x) the HLV Property’s net revenue for the fiscal year that ends immediately before the end of the 10th lease year minus (y) the First VRP Net Revenue Amount. At the commencement of each renewal term (I) the fixed base rent will initially be adjusted to equal the fair market rental value of the HLV Property, which shall be calculated taking into account the variable rent (provided that if such fair market rental value is less than the fixed base rent immediately before such adjustment, then the fixed base rent will be the fixed base rent immediately before such adjustment, and if such fair market rental value exceeds 110% of the fixed base rent immediately before such adjustment, then the fixed base rent will be 110% of the fixed base rent immediately before such adjustment), and thereafter will be escalated annually as described below, and (II) the variable rent will be adjusted either upward or downward by 4% of the positive or negative difference of (i) the HLV Property’s net revenue for the fiscal year that ends immediately before the commencement of such renewal term minus (ii) the HLV Property’s net revenue for the fiscal year that ends immediately before the end of the lease year that ends 5 years before the commencement of such renewal term. In addition, the HLV Lease contains an annual rent escalator on the fixed base rent equal to (A) 1% commencing in the second year of the HLV Lease and (B) the greater of 2% and the increase in the Consumer Price Index commencing in the sixth year of the HLV Lease; provided that if the increase in clause (B) results in an EBITDAR to Rent Ratio (as defined in the HLV Lease) of less than 1.6:1, the annual escalator will be such lower amount necessary to achieve a 1.6:1 ratio (but will in no event result in rent being lower than the prior lease year’s rent).

Generally, HLV may not assign the HLV Lease or enter into subleases of the HLV Property without VICI’s written consent, except that HLV need not obtain VICI’s consent for certain assignments in connection with financings, certain assignments to affiliates and certain subleases of portions of the HLV Property. In addition, HLV may assign the HLV Lease without VICI’s consent so long as certain requirements related to the experience and quality of the assignee and the creditworthiness of the assignee and any guarantor are satisfied.

Generally, direct and indirect changes in control of HLV without VICI’s consent (not to be unreasonably withheld) are restricted unless HLV continues to be controlled by CRC or an entity that satisfies certain requirements related to experience, quality and credit worthiness and that provides a replacement guaranty of the HLV Lease.

In the event of certain terminations of the HLV Lease, VICI may require HLV, or HLV may elect, to transfer the business operations conducted at the HLV Property (including all of HLV’s personal property located at the HLV Property) to a designated successor for fair market value, and the successor tenant will be entitled to lease the HLV Property for a term of at least 10 years. The tenant will stay in possession of (and continue to operate) the HLV Property until a successor tenant is determined.

Amendment to Right of First Refusal Agreement

Additionally, on December 22, 2017, CEC and VICI entered into an amendment and restatement of the Right of First Refusal Agreement previously entered into between the Company and VICI Properties (the “ROFR Amendment”) pursuant to which VICI has a right of first offer in the event that the Company seeks to enter into a sale and leaseback transaction in respect of (i) certain income-producing improvements that are built on the designated land that are not subject to the Put-Call Agreement described below and (ii) if the Company’s proposed acquisition of Centaur Holdings, LLC (“Centaur”) is consummated, the Centaur real property assets.

Eastside Land Sale

On December 22, 2017, the Company also completed the acquisition from VICI pursuant to a purchase and sale agreement, dated as of November 29, 2017 (the “Eastside Purchase Agreement”), of approximately 18 acres of land adjacent to the HLV Property (the “Eastside Land”) for $73,600,000. The Eastside Land, together with adjacent land owned by the Company, is currently intended for the development of a new convention center featuring approximately 300,000 square feet of flexible meeting space (the “Eastside Convention Center”).

In connection with the acquisition of the Eastside Land, the Company entered into a put-call agreement, dated as of December 22, 2017 (the “Put-Call Agreement”), with VICI pursuant to which (i) if the Company develops the Eastside Convention Center so that the Eastside Convention Center includes at least 250,000 usable square feet and customary closing conditions are satisfied, then the Company will have the right, starting in the year 2024 and exercisable within one year, to sell to VICI and immediately lease back the real property consisting of the Eastside Convention Center (the “ECC Put”), (ii) if the Company exercises the ECC Put but VICI fails to close the purchase of the Eastside Convention Center and customary closing conditions are satisfied, then the Company will have the right to purchase the HLV Property from VICI, (iii) if the Company develops the Eastside Convention Center and customary closing conditions are satisfied, but the Company does not exercise the ECC Put, then VICI will have the right to exercise a call option, starting in the year 2027 and exercisable within one year, pursuant to which VICI would have the right to purchase from the Company and lease back the real property consisting of the Eastside Convention Center, and (iv) the Company will agree to certain restrictions on the Company’s right to develop a convention center in a location along the “Las Vegas Strip” other than the Eastside Land. However, neither the Put-Call Agreement, the HLV Lease, the Harrah’s Purchase Agreement nor the Eastside Purchase Agreement requires the Company to develop the Eastside Convention Center or any other convention center in any location.

Amendment to Non-CPLV Lease

Additionally, on December 22, 2017, the Company entered into the First Amendment to Lease (Non-CPLV), dated as of October 6, 2017, by and among CEOC, LLC, and certain other subsidiaries of the Company party thereto (the “Non-CPLV Lease Amendment”). The Non-CPLV Lease Amendment is being entered into to remove from the property leased thereunder the Eastside Land, and to make certain other technical amendments.

Item 8.01	Other Events.

On December 22, 2017, the Company issued a press release announcing the foregoing transactions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Dated: December 22, 2017	By:	/s/ SCOTT E. WIEGAND
	Name:	Scott E. Wiegand
	Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary